Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS

KENNEDY-WILSON, INC.,

as Issuer

KENNEDY-WILSON HOLDINGS, INC.,

as Parent

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 2033-2

Dated as of June 16, 2026

to

INDENTURE

Dated as of March 25, 2014

7.250% Senior Notes due 2033

SUPPLEMENTAL INDENTURE NO. 2033-2 (the “Supplemental Indenture”), dated as of June 16, 2026, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), Kennedy-Wilson Holdings, Inc. (the “Parent”), the Subsidiary Guarantors (as defined herein) party hereto (together with the Parent, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time with respect to the Notes (as defined below), the “Base Indenture,” and, together with the First Supplemental Indenture (as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series; and

WHEREAS, the Issuer and the Trustee entered into that certain Supplemental Indenture No. 2033-1, dated as of May 29, 2026 (the “First Supplemental Indenture”), relating to the Issuer’s 7.250% Senior Notes due 2033 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined herein); and

WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the First Supplemental Indenture, to cause each of the New Guarantors to provide a Guaranty and become a Subsidiary Guarantor;

NOW, THEREFORE:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.

Section 1.             Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.

Section 2.            Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X of the First Supplemental Indenture.

Section 3.           Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the First Supplemental Indenture with the same force and effect as if such paragraph were reproduced herein.

Section 4.          THIS SUPPLEMENTAL INDENTURE AND EACH GUARANTY OF THE NEW GUARANTORS, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK(WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).  EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 5.           The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed .PDF counterpart via electronic mail shall be effective as delivery of a manually executed counterpart thereof.

Section 6.          No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.

Section 7.          This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.

Section 8.           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect or the recitals contained herein, all of which recitals are made solely by the Issuer and the New Guarantors party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kennedy-Wilson, Inc.

By:	/s/ Matthew Windisch
	Name:	Matthew Windisch
	Title:	President

Kennedy-Wilson Holdings, Inc.

By:	/s/ Matthew Windisch
	Name:	Matthew Windisch
	Title:	President

[Signature Page to Supplemental Indenture 2033-2]

Wilmington Trust, National Association,
as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Supplemental Indenture 2033-2]

K-W Properties
KW Summer House Manager, LLC
KW Montclair, LLC
K-W Santiago Inc.
Dillingham Ranch Aina LLC
Kennedy-Wilson International
Kennedy-Wilson Tech Ltd.
KWF Manager IV, LLC
KW Ireland, LLC
KWF Investors IV, LLC
KW Investment Adviser, LLC
Kennedy-Wilson Capital
KWF Investors VII, LLC
KW Harrington LLC
KW 5200 Lankershim Manager, LLC
KWF Manager X, LLC
KWF Manager XI, LLC
KW Securities, LLC
KW EU Investors VIII, LLC
KW Park Santa Fe, LLC
KW Tacoma Condos, LLC
KW 9350 Civic Center Drive, LLC
KW One Baxter Way GP, LLC
KW 400 California Member, LLC
KW CIG Management Services, LLC
KW Terra West Sponsor, LLC
KW Hanover Quay, LLC
Kennedy Wilson Property Equity VI, LLC
Kennedy Wilson Property Services VI, LLC
KW LV 3 Sponsor, LLC
KW NB LLC
KW Camarillo Land, LLC
KW EU PRS Investor, LLC
KW Rosewood Premiere, LLC
KW River Pointe Premier, LLC
KW Kawana Springs, LLC
KW Quebec Participant, LLC
KW Quebec Asset Manager, LLC
KW Real Estate II Equity, LLC
KW Real Estate II Carry, LLC
KW Real Estate II GP, LLC

[Signature Page to Supplemental Indenture 2033-2]

KW Sunset CP Participant, LLC
KW Sunset CP Asset Manager, LLC
KW CP West Hills Participant, LLC
KW CP West Hills Asset Manager, LLC
KW Linder Road, LLC
KW CDO Investor, LLC
KW Hamilton Landing—Land, LLC
KW Sunset North LLC
KW Heights Investor, LLC
KW Pacifica, LLC
KW Riverwalk, LLC
KW ABQ, LLC
KW EU Capital 2, LLC
KW EU Capital 3, LLC
KW SB Manager, LLC
KW Pine 43, LLC
KW Eisley Sponsor, LLC
KW LPC Investor, LLC
KW EU Capital LLC
KW Bend QOF, LLC
KW-G Multifamily Venture I Manager, LLC
KW MW Cottonwood, LLC
Kennedy Wilson Property Services VII, LLC
Kennedy Wilson Property Equity VII, LLC
KW Multifamily 2021, LLC
KW Arista Uptown, LLC
KW Multifamily 2022, LLC
KW-G Multifamily Venture 2 Manager, LLC
KW-G Multifamily Co-Invest, LLC
KW San Mateo ABQ, LLC
KW Coppins Well Member, LLC
KW Snake River, LLC
KW Ranier Ridge Member, LLC
KW Development, LLC
KW Oxbow Dovetail Funding, LLC
KW Pearl Street Portfolio, LLC
KW Stockton Industrial, LLC
KW Vancouver, LLC
KW-Stockton Commerce Center, LLC
KWJ Properties, LLC
KW SBG, LLC

[Signature Page to Supplemental Indenture 2033-2]

KW Core Natomas Property, LLC
KW Onyx GP, LLC
KW Onyx Asset Manager, LLC
KW Danforth Member, LLC
KW RDP, LLC
KW NR, LLC
KW City Center, LLC
KW Multifamily Development, LLC
KWF MF GP, LLC
KW Construction Management, LLC
KW Development Manager, LLC
KW Kinetic, LLC
KW Kinetic Member, LLC
KW Cottonwood Funding, LLC
KW Peregrine Member, LLC
KW Rancho Mirage Loan, LLC
KW F5 Tower, LLC
KW Manhattan Beach Studio Loan, LLC
KWF Manager, LLC
KW Moffett Place, LLC
KW 50 West, LLC
KW 360 Spear, LLC
KW Advanta Office Commons, LLC
KW Alila Napa Valley, LLC
KW Ethos Community, LLC
KW One Ten Plaza, LLC
KW Zia Sunnyside, LLC
KW San Vicente Bungalows and Hotel 850, LLC
KW Silver Lake Pool & Inn, LLC
KW Encinitas Beach Resort, LLC
KW Park on 20th, LLC
KW Timbers Kauai Ocean Club, LLC
KW Westmoor 7, LLC
KW Westmoor 8-10, LLC
KWF Capital, LLC

By:	/s/ In Ku Lee
	Name:	In Ku Lee
	Title:	Vice President and Secretary

[Signature Page to Supplemental Indenture 2033-2]